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Exhibit 10.10.3

Amendment Number 2 to
Employment Agreement dated as of January 1, 2004
Between Ormat Nevada Inc and Yeheskel Ram (the Employment Agreement)

Entered this 4 day of June 2006

The Employment Agreement is hereby amended as follows:

Section 7.2 is being replaced in its entirety by the following Section 7.2.

Termination by Employee - In case of termination of Employee's employment by Employee, Employee shall be entitled to received Employee's monthly salary during the 90 days period specified in paragraph 6.3, provided, however, that if Employee requests to shorten the 90 days notice period, Employee shall not be entitled to receive any payments for services for the period beyond the date services are provided.

All other terms of the Employment Agreement remain unchanged.

IN WITNESS WHEREOF, the parties have executed and entered into this Employment Agreement on the date set forth above.

EMPLOYEE
/s/ Yeheskel Ram
EMPLOYER
By: Yehudit Bronicki /s/ Yehudit Bronicki Its: President